Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints Ross E. Jeffries, Jr. and Gary G. Lynch, and each of them acting individually, its, his or her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his or her name and on its, his or her behalf, and in each of the undersigned officer's and director's capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2013, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

Signature	Title	Date

/s/ Brian T. Moynihan	Chief Executive Officer, President and Director	February 24, 2014
Brian T. Moynihan	(Principal Executive Officer)

/s/ Bruce R. Thompson	Chief Financial Officer	February 24, 2014
Bruce R. Thompson	(Principal Financial Officer)

/s/ Neil A. Cotty	Chief Accounting Officer	February 24, 2014
Neil A. Cotty	(Principal Accounting Officer)

/s/ Sharon L. Allen	Director	February 21, 2014
Sharon L. Allen

/s/ Susan S. Bies	Director	February 24, 2014
Susan S. Bies

/s/ Jack O. Bovender, Jr.	Director	February 22, 2014
Jack O. Bovender, Jr.

/s/ Frank P. Bramble, Sr.	Director	February 22, 2014
Frank P. Bramble, Sr.

/s/ Pierre de Weck	Director	February 24, 2014
Pierre de Weck

/s/ Arnold W. Donald	Director	February 24, 2014
Arnold W. Donald

Signature	Title	Date
/s/ Charles K. Gifford	Director	February 21, 2014
Charles K. Gifford

/s/ Charles O. Holliday, Jr.	Director	February 21, 2014
Charles O. Holliday, Jr.

/s/ Linda P. Hudson	Director	February 21, 2014
Linda P. Hudson

/s/ Monica C. Lozano	Director	February 24, 2014
Monica C. Lozano

/s/ Thomas J. May	Director	February 24, 2014
Thomas J. May

/s/ Lionel L. Nowell, III	Director	February 21, 2014
Lionel L. Nowell, III

/s/ Clayton S. Rose	Director	February 24, 2014
Clayton S. Rose

/s/ R. David Yost	Director	February 24, 2014
R. David Yost